INTERUNION FINANCIAL CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

                        INTERUNION FINANCIAL CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2003



                                                 Three Months Ended           Six Months Ended
                                              30 Sep-03     30-Sep-02     30-Sep-03     30-Sep-02
                                             ----------    ----------    ----------    ----------
REVENUES
Investment Banking                                 --          91,968          --          79,956
Interest Income                                    --           7,631          --          15,100
                                             ----------    ----------    ----------    ----------

                                                   --          99,599          --          95,056
EXPENSES
Selling, general and administrative              43,100     1,735,865        68,171     1,761,161
Foreign exchange loss (gain)                      1,529        19,696         2,245       (14,348)
Interest                                           --               9          --               9
                                             ----------    ----------    ----------    ----------

                                                 44,629     1,755,570        70,416     1,746,822

                                             ----------    ----------    ----------    ----------
NET LOSS FOR THE PERIOD                         (44,629)   (1,655,971)      (70,416)   (1,651,766)
                                             ==========    ==========    ==========    ==========


LOSS PER COMMON SHARE

Weighted Average common shares outstanding    4,916,549     3,408,352     4,916,549     3,408,352
Loss per share                                   (0.009)       (0.486)       (0.014)       (0.485)




            See Notes to Unaudited Consolidated Financial Statements



For additional Financial Statements and Notes, please see Form 10-QSB of InterUnion Financial Corporation for the period ended September 30, 2003, iled with the Securities and Exchange Commission on November 14, 2003.

                        INTERUNION FINANCIAL CORPORATION
                       CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2003 AND 2002

                        INTERUNION FINANCIAL CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED JUNE 30, 2003

                                                         THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                        ---------------------   ----------------------
                                                        30-JUN-03   30-JUN-02   31-MAR-03    31-MAR-02
                                                        ---------   ---------   ----------   ---------
REVENUES
Investment Banking                                             --          --       79,956      13,134
Interest Income                                                --       7,469       15,100      26,794
                                                        ---------   ---------   ----------   ---------
                                                               --       7,469       95,056      39,928

EXPENSES
Selling, General and Administrative                        25,071      25,296    1,836,884     166,901
Foreign exchange loss (gain)                                  715     (34,044)     (14,384)      8,517
Trading Loss                                                   --      12,012           --          --
Interest                                                       --          --            9       5,350
                                                        ---------   ---------   ----------   ---------
                                                           25,786       3,264    1,822,509     180,768
(LOSS) PROFIT FROM CONTINUING OPERATION
BEFORE UNDERNOTED ITEMS                                   (25,786)      4,205   (1,727,453)   (140,840)
                                                        ---------   ---------   ----------   ---------
DISPOSAL OF EQUITY INVESTMENT
Equity in net loss of unconsolidated affiliate                 --          --           --    (238,342)
Gain on disposal of unconsolidated affiliate                   --          --           --     756,669
                                                        ---------   ---------   ----------   ---------
                                                               --          --           --     518,327
                                                        ---------   ---------   ----------   ---------
NET (LOSS) INCOME FOR THE YEAR                            (25,786)      4,205   (1,727,453)    377,487
                                                        =========   =========   ==========   =========

LOSS (EARNINGS) PER COMMON SHARE-Basic and Diluted

Weighted Average common shares outstanding              4,916,549   1,916,549    4,135,727   1,916,421
Basic (loss) earnings per share                            (0.005)      0.002       (0.418)      0.197
Diluted earning per share                                     N/A       0.002          N/A       0.197


See Accompanying Notes to Unaudited Consolidated Financial Statements

                        INTERUNION FINANCIAL CORPORATION
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                               AS AT JUNE 30, 2003

                                                               AS AT JUNE 30               AS AT MARCH 31
                                                        --------------------------    -------------------------
                                                            2003           2002           2003          2002
                                                        -----------    -----------    -----------    ----------

CURRENT ASSETS:
Cash and cash equivalent                                     58,956      1,648,720         97,319     2,464,985
Marketable Securities                                            --        104,500             --            --
Receivable from Affiliates                                       --         41,226             --        41,226
Refundable income taxes                                          --          7,502             --         7,502
Prepaid expenses and other current assets                     2,226          6,249          1,239         7,061
Notes receivable, current portion                                --        702,342             --            --
                                                        -----------    -----------    -----------    ----------
                                                             61,182      2,510,539         98,558     2,520,774
                                                        -----------    -----------    -----------    ----------

NON-CURRENT ASSETS:
Note receivable, non-current portion                             --        722,684             --       717,598
                                                        -----------    -----------    -----------    ----------
Total non-current assets                                         --        722,684             --       717,598
                                                        -----------    -----------    -----------    ----------

                                                        -----------    -----------    -----------    ----------
Total Assets                                                 61,182      3,233,223         98,558     3,238,372
                                                        ===========    ===========    ===========    ==========
LIABILITIES
CURRENT LIABILITIES:
Accounts payable and accrued liabilities                     21,466         36,918         33,056        46,272
                                                        -----------    -----------    -----------    ----------
Total Current Liabilities                                    21,466         36,918         33,056        46,272
                                                        -----------    -----------    -----------    ----------

SHAREHOLDERS' EQUITY:
Capital Stock and additional paid in Capital             12,316,293     10,666,293     12,316,293    10,666,293
Accumulated deficit                                     (12,276,577)    (7,469,988)   (12,250,791)   (7,474,193)
                                                        -----------    -----------    -----------    ----------
Total shareholder's equity                                   39,716      3,196,305         65,502     3,192,100
                                                        -----------    -----------    -----------    ----------

                                                        -----------    -----------    -----------    ----------
Total Liabilities and Shareholder's Equity                   61,182      3,233,223         98,558     3,238,372
                                                        ===========    ===========    ===========    ==========

See Accompanying Notes to Unaudited Consolidated Financial Statements

                        INTERUNION FINANCIAL CORPORATION
            UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                               AS AT JUNE 30, 2003

                                                               AS AT JUNE 30               AS AT MARCH 31
                                                        --------------------------    -------------------------
                                                            2003           2002           2003          2002
                                                        -----------    -----------    -----------    ----------
CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL
Class A Preferred Stock, $0.10 par value
Authorized - 1,500,000 shares                                    --             --             --            --
Class B Preferred Stock, $0.10 par value
Authorized - 1,000 shares                                        --             --             --            --
Issued and outstanding - None
Class C Preferred Stock, $0.10 par value
Authorized - 1,000 shares                                        --             --             --            --
Issued and outstanding - None
Common Stock, $0.001 par value
Authorized - 5,000,000 shares
Issued and outstanding 4,916,549 in 2003;
      1,916,549 in 2002                                         492            192            492           192
Additional Paid-In Capital                               12,315,801     10,666,101     12,315,801    10,666,101

ACCUMULATED DEFICIT                                     (12,276,577)    (7,469,988)   (12,250,791)   (7,474,193)
                                                        -----------    -----------    -----------    ----------
TOTAL SHAREHOLDERS' EQUITY                                   39,716      3,196,305         65,502     3,192,100
                                                        -----------    -----------    -----------    ----------

See Accompanying Notes to Unaudited Consolidated Financial Statements

                        INTERUNION FINANCIAL CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE PERIOD ENDED JUNE 30, 2003

                                                                   THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                 ----------------------     ------------------------
                                                                 30-JUN-03    30-JUN-02      31-MAR-03     31-MAR-02
                                                                 ---------    ---------     ----------     ---------
CASH FLOW FROM OPERATING ACTIVITIES
(Loss) Income                                                     (25,786)        4,205     (1,727,453)      377,487

Adjustment to reconcile net loss to net cash
   provided by (used in) operating activities
Equity in net losses of unconsolidated affiliate                       --            --             --       238,342
Non cash operating expenses (Income)                                   --            --      1,650,000       (29,282)
Gain on disposal of unconsolidated affiliate                           --            --             --      (756,669)
                                                                 --------     ---------     ----------     ---------
                                                                  (25,786)        4,205        (77,453)     (170,122)

Changes in non-cash operating assets and liabilities:
Decrease in marketable securities                                      --      (104,500)            --            --
(Increase) Decrease in accounts receivable and other assets          (987)          812         54,551        (1,661)
(Decrease) Increase in accounts payable and
   accrued liabilities                                            (11,590)       (9,354)       (13,217)        7,142
                                                                 --------     ---------     ----------     ---------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                       (38,363)     (108,837)       (36,119)     (164,641)
                                                                 --------     ---------     ----------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of Note Payable                                              --            --             --      (287,193)
Dividends Paid                                                         --            --     (2,549,145)           --
                                                                 --------     ---------     ----------     ---------
NET CASH FLOWS USED IN FINANCING ACTIVITIES                            --            --     (2,549,145)     (287,193)
                                                                 --------     ---------     ----------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Repayment of long term notes receivable                                --            --        717,598            --
Investment in Short term notes receivable                              --            --       (500,000)           --
Investment in notes receivable                                         --      (707,428)
Proceeds from sale of investment                                       --            --             --     2,709,463
Repayment of notes receivable                                          --            --             --       200,000
                                                                 --------     ---------     ----------     ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    --      (707,428)       217,598     2,909,463
                                                                 --------     ---------     ----------     ---------

NET (DECREASE) INCREASE IN CASH                                   (38,363)     (816,265)    (2,367,666)    2,457,629
CASH AND CASH EQUIVALENTS-Beginning of Year                        97,319     2,464,985      2,464,985         7,356
                                                                 --------     ---------     ----------     ---------
CASH AND CASH EQUIVALENTS-End of period                            58,956     1,648,720         97,319     2,464,985
                                                                 ========     =========     ==========     =========

See Accompanying Notes to Unaudited Consolidated Financial Statements

                        INTERUNION FINANCIAL CORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2003

================================================================================


1. Interim information is un-audited; however, in the opinion of management, all adjustments necessary for a fair statement of interim results have been included in accordance with Generally Accepted Accounting Principles. All adjustments are of a normal recurring nature unless specified in a separate note included in these Notes to Un-audited Consolidated Financial Statements. The results for interim periods are not necessarily indicative of results to be expected for the entire fiscal year. These financial statements and notes should be read in conjunction with the Company's annual consolidated financial statements and the notes thereto for the fiscal year ended March 31, 2003, included in its Form 10-KSB for the year ended March 31, 2003.

2. Earning (loss) per share is computed using the weighted average number of common shares outstanding during the period.


IMPACT OF RECENT ACCOUNTING PRONOUNCEMENT:

On May 15, 2003--The Financial Accounting Standards Board (FASB) issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity.

On April 30, 2003--The Financial Accounting Standards Board (FASB) issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133.

Management does not expect that the adoption of SFAS 149 and SFAS 150 will have a material effect on the Company's operations or financial position.

CAPITAL STOCK AND ADDITIONAL PAID-IN-CAPITAL

During the quarter ended September 30, 2002, the Company incurred an expense of $1,650,000 on account of a Service Agreement. The fee was paid by issuing 3,000,000 common shares in the fiscal year 2003. This increased the number of issued and outstanding common stock of the company to 4,916,549. The information was filed on Form S-8 dated August 26, 2002.

DIVIDENDS PAID

During the quarter ended September 30, 2002 extraordinary cash dividend of $2,549,010 ($1.33 per common share) was paid to the shareholders of record on August 23, 2002. Also, InterUnion has distributed as dividend 600,000 common shares of B Twelve Inc, which it acquired in settlement of a Note Receivable of $500,000. The shareholders received 0.3131 common shares of B Twelve Inc for each common share of InterUnion Financial Corp they owned and cash for any fractional shares that would have been issued.

For additional information, please refer to InterUnion Financial Corporation 10-QSB for the period ended June 30, 2003.

                        INTERUNION FINANCIAL CORPORATION
                       CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 2003 AND 2002

================================================================================


                       INTERUNION FINANCIAL CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
                            MARCH 31, 2003 AND 2002







                                    CONTENTS

                                                            Page
                                                            ----

Independent Auditors' Report:                               F - 2
Consolidated Financial Statements:
Consolidated Balance Sheets                                 F - 3
Consolidated Statements of Operations                       F - 5
Consolidated Statements of Shareholders' Equity             F - 6
Consolidated Statements of Cash Flows                       F - 7
Notes to Consolidated Financial Statements                  F - 8  To  F - 17












                          INDEPENDENT AUDITORS' REPORT


To The Directors and Shareholders of
InterUnion Financial Corporation



We have audited the accompanying consolidated balance sheets of InterUnion Financial Corporation as of March 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InterUnion Financial Corporation as of March 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.








Toronto, Canada                                  /s/ Mintz & Partners LLP
                                                 -------------------------------
June 19, 2003                                    Chartered Accountants

                        INTERUNION FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS

AS AT MARCH 31                                      2003        2002
--------------                                      ----        ----

                                   A S S E T S
                                   -----------
CURRENT ASSETS
    Cash and cash equivalents                   $   97,319   $2,464,985
    Receivable from Affiliates                           0       41,226
    Prepaid expenses and other current assets        1,239       14,563
                                                ----------   ----------
                  Total current assets              98,558    2,520,774
                                                ----------   ----------
NON-CURRENT ASSETS
    Notes receivable    (Note 3)                         0      717,598
                                                ----------   ----------

                  Total non-current assets               0      717,598
                                                ----------   ----------

                  Total Assets                  $   98,558   $3,238,372
                                                ==========   ==========


                 See Notes to Consolidated Financial Statements

                        INTERUNION FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS

AS AT MARCH 31                                      2003            2002
                                                  -------           -------

                              L I A B I L I T I E S
                              ---------------------

CURRENT LIABILITIES

Accrued liabilities                               $33,056           $46,272
                                                  -------           -------
              Total liabilities                    33,056            46,272
                                                  -------           -------



                              SHAREHOLDERS' EQUITY
                              --------------------

CAPITAL STOCK AND ADDITIONAL  PAID-IN CAPITAL
    (Note 4) Class A Preferred  Stock,
    $0.10 par value Authorized -1,500,000 shares
    Issued and outstanding - None                      --              --
    Class B Preferred Stock, $0.10 par value
         Authorized - 1,000 shares
         Issued and outstanding - None                 --              --
    Class C Preferred Stock, $0.10 par value
         Authorized - 1,000 shares
         Issued and outstanding - None                 --              --
    Common Stock, $0.001 par value
         Authorized -5,000,000 shares
         Issued and outstanding 4,916,549
         in 2003; 1,916,549 in 2002                  49,165          19,165
    Additional Paid-In Capital                   12,267,128      10,647,128


ACCUMULATED DEFICIT                             (12,250,791)     (7,474,193)
                                               ------------    ------------
                  Total shareholders' equity         65,502       3,192,100
                                               ------------    ------------
Total Liabilities and Shareholders' Equity     $     98,558    $  3,238,372
                                               ============    ============

                 See Notes to Consolidated Financial Statements



                        INTERUNION FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31                               2003          2002
                                                       -----------    -----------

REVENUES
    Investment Banking                                 $    79,956    $    13,134
    Interest Income                                         15,100         26,794
                                                       -----------    -----------
                                                            95,056         39,928
                                                       -----------    -----------
EXPENSES

    Selling, General and Administrative                  1,836,884        166,901
    Foreign Exchange (Gain)/Loss                           (14,384)         8,517
    Interest                                                     9          5,350
                                                       -----------    -----------
                                                         1,822,509        180,768
                                                       -----------    -----------

LOSS FROM CONTINUING OPERATIONS BEFORE UNDERNOTED
ITEMS                                                   (1,727,453)      (140,840)
                                                       -----------    -----------

DISPOSAL OF EQUITY INVESTMENT (Note 6)
Equity in net losses of unconsolidated affiliate                 0       (238,342)
Gain on disposal of unconsolidated affiliate                     0        756,669
                                                       -----------    -----------
                                                                 0        518,327
                                                       -----------    -----------

NET INCOME (LOSS) FOR THE YEAR                         $(1,727,453)   $   377,487
                                                       ===========    ===========

EARNINGS (LOSS) PER COMMON SHARE - Basic and Diluted
    Weighted average common shares outstanding           4,135,727      1,916,421
    Basic earnings (loss) per share                         (0.418)         0.197
    Diluted earnings per share                                              0.197



                 See Notes to Consolidated Financial Statements


                        INTERUNION FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
                                                     Number                       Additional         Share
                                                       of                           Paid-in         Capital
                                                  Common Shares       Amount        Capital         Totals
                                                   -----------    ------------    -----------     -----------
    Balance, March 31, 2001                          1,899,974    $     18,999   $ 10,597,294    $ 10,616,293

Issued on settlement of Director's Fee (Note 8)         16,575             166         49,834          50,000
                                                   -----------    ------------    -----------     -----------
    Balance March 31, 2002                           1,916,549          19,165     10,647,128      10,666,293

 Issued on settlement of Consulting Fee (Note 4)     3,000,000          30,000      1,620,000       1,650,000
                                                   -----------    ------------    -----------     -----------

         Balance March 31, 2003                      4,916,549    $     49,165   $ 12,267,128    $ 12,316,293
                       === ====                    ===========    ============   ============    ============




Balance March 31, 2001                                                           $ (7,851,680)           --
    Net income for fiscal 2002                                                        377,487    $    377,487
                                                                                  -----------     -----------
Balance March 31, 2002                                                             (7,474,193)   $    377,487
                                                                                  -----------     ===========

     Dividends Paid                                                                (3,049,145)           --
    Net income for fiscal 2003                                                     (1,727,453)     (1,727,453)
                                                                                  -----------     -----------
Balance March 31, 2003                                                           $(12,250,791)   $ (1,727,453)
                                                                                  ===========     ===========

                 See Notes to Consolidated Financial Statements


                        INTERUNION FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31,                                   2003             2002
                                                            -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Income (Loss) before discontinued operations            $(1,727,453)   $   377,487

    Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities
      Equity in net losses of unconsolidated affiliates               0        238,342
      Non cash operating expenses (income)                    1,650,000        (29,282)
      Gain on disposal of unconsolidated affiliate                    0       (756,669)
                                                            -----------    -----------

                                                                (77,453)      (170,122)

    Changes in non-cash operating assets and liabilities:
      (Increase) decrease in receivable and other assets         54,551         (1,661)
      Increase (Decrease) in accrued liabilities                (13,217)         7,142
                                                            -----------    -----------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                     (36,119)      (164,641)
                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Dividends Paid                                         (2,549,145)             0
      Repayment of Notes Payable                                      0       (287,193)
                                                            -----------    -----------

NET CASH FLOWS USED IN FINANCING ACTIVITIES                  (2,549,145)      (287,193)
                                                            -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from sale of investment (Note 6)                      0      2,709,463
       Repayment of Notes Receivable                                  0        200,000
       Repayment of long term Notes Receivable                  717,598              0
       Investment in Short term notes Receivable(Note 9)       (500,000)             0

                                                            -----------    -----------
NET CASH FLOWS PROVIDED BY INVESTING ACTIVITIES                 217,598      2,909,463
                                                            -----------    -----------

NET INCREASE (DECREASE) IN CASH                              (2,367,666)     2,457,629
CASH AND CASH EQUIVALENTS - Beginning of Year                 2,464,985          7,356
                                                            -----------    -----------
CASH AND CASH EQUIVALENTS - End of Year                     $    97,319    $ 2,464,985
                                                            ===========    ===========

For supplemental disclosure information for the Consolidated Statement of Cash flows, see note 9.

                 See Notes to Consolidated Financial Statements

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

              1.           ORGANIZATION AND BASIS OF PRESENTATION
Description of Business: InterUnion Financial Corporation ("IUFC") and its subsidiaries (collectively the "Company") are engaged in financial services with activities in investment banking business, in particular, the investment management business.

Principles of Consolidation: The consolidated financial statements include the accounts of IUFC and all wholly owned and majority owned subsidiaries from their respective dates of acquisition, after the elimination of all significant inter-company transactions and balances. At March 31, 2003 (March 31, 2002 - refer to note 6), the consolidated subsidiary of IUFC is InterUnion Merchant Group Inc. ("IUMG"). Investments in affiliates, representing 20% to 50% of the ownership, are accounted for under the equity method. Under the equity method, the Company records its proportionate share of income (loss) of the affiliate (net of the amortization of the excess of the purchase price over the net assets acquired) to results of operations, with this amount either added to (deducted from) the cost of the investment. Dividends received from affiliates which are accounted for on the equity basis are deducted from the carrying value of the investment. Equity method affiliates were InterUnion Asset Management Limited (Note 6) and its subsidiaries; Black Investment Management Limited, Guardian
Timing Services Limited, Leon Frazer, Black & Associates Limited, The Glen Ardith-Frazer Corporation, and P.J. Doherty & Associates Co. Ltd. Investments in companies representing less than 20% ownership are accounted for under the cost method.

              2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents: Cash and cash equivalents include demand deposits with banks, money market accounts, and other highly liquid short-term investments with original maturities of 90 days or less when acquired. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits.

Use of Estimates: The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates and assumptions.

Long-lived Assets: As prescribed by the Statement of Financial Accounting (SFAS) No. 144, "Accounting for the Impairment or disposal of Long-lived Assets", the Company assesses the recoverability of its long-lived assets by determining whether the asset balance can be recovered over the remaining depreciation or amortization period through projected undiscounted future cash flows. Any impairment in the value of the long lived assets is provided in the year the long lived asset is considered impaired.

Continued...

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

Fair Value of Financial Assets: The carrying value of cash and cash equivalents, accounts receivable, accrued liabilities and notes receivable approximates the fair value. In addition, unless described elsewhere, the carrying value of all financial assets approximate the fair value based on terms and interest rates currently available to the Company.

Income Recognition: Revenues are recognized once an assignment to provide business and advisory services is completed.

Income Taxes: The Company provides for federal and state income taxes currently payable, as well as for those deferred because of timing differences between reporting income and expenses for financial statements purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The Company and its U.S. subsidiaries file U.S. federal and state income tax returns. Non-U.S. subsidiaries, which are consolidated for financial reporting, file tax returns outside the U.S., and therefore separate provisions for income taxes have been determined for these entities. Except for return of capital and selected dividends, the Company intends to reinvest the unremitted earnings of its non-U.S. subsidiaries and postpone their remittance indefinitely. Accordingly, no provision for U.S. income taxes for non-U.S.
subsidiaries was required for any year presented.

Impact of Recent Accounting Pronouncement: In May 2002 the Financial Accounting Standards Board (`FASB') issued SFAS 145 "Rescission of FASB Statements No. 4, 44, and 64. Amendment of FASB Statement No. 13 and Technical Corrections". This pronouncement requires that gains or losses arising from early extinguishments of debt that are part of a company's recurring operation (i.e., a risk management strategy) would not be reported as extraordinary items. The statement also provides that modifications to a capital lease that make it operating lease be accounted for as a sale-leaseback.

In June 2002, the Financial Accounting Standards Board (`FASB') issued SFAS 146 "Accounting for costs associated with exit or disposal activities". This pronouncement replaces Emerging Issues Task Force (EITF) Issue No. 94-3 "Liability Recognition for certain employee termination benefits and other costs to exit an activity". It requires that costs associated with exit or disposal activities be recognized when they are incurred rather than at the date of commitment to an exit or disposal plan.

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148 "Accounting for Stock-Based Compensation-Transition and Disclosure -an amendment of FASB Statement 123"- This Statement amends SFAS 123 "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also requires prominent disclosures about the method of accounting for stock-based employee compensation and the method used on reported results.

Management does not expect that the adoption of SFAS 145, SFAS 146 and SFAS 148 will have a material effect on the Company's operations or financial position.

Continued..

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

Translation of Foreign Currencies: In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain subsidiaries of the Company are measured using local currency as the functional currency. Assets and liabilities have been translated at current exchange rates and related revenue and expenses have been translated at average monthly exchange rates. Gains and losses resulting from the translation of subsidiaries' financial statements are included as a separate component of shareholders' equity. Any gains or losses resulting from foreign currency transactions are included in results of operations.

Earnings per Share: Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion is anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.

Stock Based Compensation: The Company accounts for employee stock options in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, the Company applies the intrinsic value method of accounting. SFAS No. 123, "Accounting for Stock-Based Compensation", prescribes the recognition of compensation expense based on fair value of options determined on the grant date. However, SFAS No. 123 allow companies currently applying APB No. 25 to continue applying the intrinsic value method under APB No. 25. For companies that continue in applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The recently promulgated accounting standard, FIN44 "Accounting for Certain Transactions involving Stock Compensation", does not affect the financial statements of the company.

Comprehensive Income: The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. The Company has no other comprehensive income (loss) and comprehensive income (loss) is the net profit
(loss) for the year.

Segment Information: The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management: which is Investment Banking, which includes its merchant, banking activities and Investment Management.

Continued...

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

Other: All amounts in these financial statements are in United States dollars unless indicated with a "C" to represent Canadian dollar presentation.


3. NOTES RECEIVABLE
                                                                                                 2003             2002
                                                                                                 ----             ----
    Notes Receivable from Credifinance Capital Corp. (CFCC) bearing
    Interest @ 3% per annum with no maturity date . This note is unsecured.                 $       0     $    717,598
        Less: Current Portion                                                                       0                0
                                                                                        -------------     -------------

                                                     Non-current portion                   $        0     $    717,598
                                                                                        =============     =============

4. CAPITAL STOCK

    Currently, the number of shares that the Company is authorised to issue under each class of stock are:

                1,500,000      Class A  Preferred  Shares,  ($0.10  par  value),
                               entitled to 100 votes for every one share issued,
                               annual  dividends,  if declared by the directors,
                               at a rate of $0.01 per share, non-cumulative.  In
                               case  of   liquidation   or  dissolution  of  the
                               company,  the holder of Class A Preferred  Shares
                               shall  be  entitled  to be paid  in full  the par
                               value of the  shares  before  the  holder  of the
                               common stock of Class B and C Preferred Stock.
               1,000           Class B  Preferred  Shares,  ($0.10  par  value),
                               non-voting,  annual dividends, if declared by the
                               directors,  at a  rate  to be  determined  by the
                               directors at the first  issuance of these shares,
                               non-cumulative
               1,000           Class C  Preferred  Shares,  ($0.10  par  value),
                               non-voting,  annual dividends, if declared by the
                               directors,  at a  rate  to be  determined  by the
                               directors at the first  issuance of these shares,
                               non-cumulative. These shares are convertible into
                               common stock at terms determined by the directors
                               when      these      shares      are      issued.
              5,000,000        Common shares ($0.001 par value);  each share has
                               one vote

During fiscal 2003, the Company incurred a consulting expense of $1,650,000 on account of a Service Agreement. The fee was paid by issuing 3,000,000 common shares in the fiscal year 2003. This increased the number of issued and outstanding common stock of the company to 4,916,549. The information was filed on Form S-8 dated August 26, 2002.

During the second quarter ended September 30, 2002 an extraordinary cash dividend of $2,549,010 ($1.33 per common share) was paid to the shareholders of record on August 23, 2002. Also, IUFC has distributed as dividend 600,000 common shares of Kyto Pharmaceutical Inc, which it acquired in settlement of a Note Receivable of $500,000. The shareholders received 0.3131 common shares of kYTO for each common share of InterUnion Financial Corp they owned and cash for any fractional shares that would have been issued.

During fiscal 2002 the company issued 16,575 common shares in settlement of a liability to a Director ( Note 8).

Continued...
                                     F - 11

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

5. STOCK OPTIONS

         The Company currently issues stock options at the direction of the Board of Directors. To date, stock options have been granted to selected key employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of stock option plan activity:

                                                                        Wt. Avg.
                                                                        Exercise            Options              Exercise
                                                        Number            Price           Exercisable              Price
                                                     ------------      -----------      -------------         -----------
         Balance, March 31, 2001                         335,000       $      4.00           335,000          $      4.00
         Cancelled                                       (85,000)             4.00           (85,000)                4.00
                                                     ------------      -----------      -------------         -----------
         Balance, March 31, 2002                         250,000              4.00           250,000                 4.00
         Cancelled                                             0              4.00                 0                 4.00
                                                     -----------       -----------      ------------          -----------
         Balance, March 31, 2003                         250,000       $      4.00           250,000          $      4.00
                                                     ===========       ===========      ============          ===========

Options outstanding and exercisable at March 31, 2003 are as follows:

                       Outstanding                                                          Exercisable
-------------------------------------------------------------------------------       --------------------------
                                                 Wt. Avg.          Wt. Avg.
                                    Expiry       Remaining         Remaining                          Exercise
        Price         Number         Date          Life         Exercise Price       Number             Price
        -----         ------         ----          ----         --------------       ------             -----
         $  4.00       50,000      Sept. 2003       <1           $   4.00              50,000        $   4.00
         4.00         200,000       May 2005        <3               4.00             200,000            4.00

         SFAS No.123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No.25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                    2003
                                                                    ----
                  Expected life of the option                   1 - 3 years
                  Risk free interest rate                           5.0%
                  Expected volatility                             100.0%
                  Expected dividend yield                           0.0%



/Continued...

                                     F - 12
                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002
5. STOCK OPTIONS-Continued

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. As at March 31, 2003, the shares of IUFC were trading below the exercise price of the option at $4.00 per share. As a result, the options are out of money, have no intrinsic value, and have no impact on the earnings per share. Therefore there is no compensation cost for the Company's stock option plan to recognize based upon the fair value on the grant date under the methodology prescribed by SFAS No. 123, and the Company's income from operations and earnings per share would not have been impacted.

6. SALE OF ASSETS AND DISCONTINUATION OF OPERATIONS:

         During fiscal 2002, the Company sold its 42.8% owned subsidiary, InterUnion Asset Management Limited (IUAM), to a non related party. Effective December 20, 2001, the Company has no interest in IUAM. The share of equity in net losses of IUAM for the nine months to December 20, 2001 was $238,342 which is shown separately in the consolidated statements of operations. As a result of the disposal of IUAM as of December 20, 2001, the Company reported a gain on disposal of $756,669.

/Continued...

                                     F - 13


PAGE>
                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002
7. INCOME TAXES

The Company files US Federal income tax returns for its US operations. Separate income tax returns are filed, as locally required, for each of its foreign subsidiaries.

There was no provision for income taxes for the years ended March 31, 2003 and 2002.

The total provision for income taxes differs from that amount which would be computed by applying the United States federal income tax rate to income (loss) before provision for income taxes. The reasons for these differences are as follows:

Year Ended March 31,                              2003                           2002
                                       --------------------------    --------------------------
                                       Amount            %            Amount           %
                                       ---------        ---------    ---------        ---------

Statutory income tax rate (recovery)   $(389,000)         (22.52)       85,000           22.52
Use of losses carried forward            389,000           22.52       (85,000)         (22.52)
                                       ---------        ---------    ---------        ---------
Net taxes and effective rate           $       0               0     $       0               0
                                       =========        =========    =========        =========

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities and net operating loss carry-forwards. Temporary differences and carry-forwards, which give rise to deferred tax assets and liabilities are as follows:

                                         March 31, 2003                March 31, 2002
                                  --------------------------    ---------------------------
                                   Component      Tax Effect     Component       Tax Effect
                                  -----------    -----------    -----------    ------------

Net operating losses - domestic   $ 1,987,000    $   386,000    $   270,000    $    60,000
Less valuation allowance           (1,987,000)      (386,000)      (270,000)       (60,000)
                                  -----------    -----------    -----------    -----------
Net deferred asset                $         0    $         0    $         0    $         0
                                  ===========    ===========    ===========    ===========

Net operating losses - foreign    $ 2,336,000    $   117,000    $ 2,326,000    $   116,000
Less valuation allowance          $(2,336,000)      (117,000)    (2,326,000)      (116,000)
                                  -----------    -----------    -----------    -----------
       Net deferred asset         $         0    $         0    $         0    $         0
                                  ===========    ===========    ===========    ===========

At March 31, 2003, the Company had cumulative net operating loss carry-forwards of approximately $1,987,000 and $ 2,336,000 in the United States and British Virgin Islands respectively. These amounts will expire in various years through 2012. The related deferred tax asset have been completely offset by a valuation allowance. The Company has no significant deferred tax liabilities.

/Continued...
                                     F - 14

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

8. RELATED PARTY TRANSACTIONS:

         Directors, officers or employees of the Company may also be officers of and serve on the board of directors of companies in which IUFC or its subsidiaries have invested.

         During the the year ended March 31, 2003, a fee of $30,000 was paid to Credifinance Capital Corp (CFCC), a company with common ownership, to act as the Paying Agent for IUFC's Dividends. Also, a $42,841 management fee was paid to Credifinance Securities Ltd (CFSL), a company with common ownership.

         During the year ended March 31, 2001, the Company incurred an expense of $50,000 on account of Director's Fee. The fee was paid by issuing 16,575 common shares in the fiscal year 2002.

         During the year ended March 31, 2002 the Company earned interest income of $26,308 on the Note Receivable from CFCC (Note 3) and incurred interest expense of $5,278 on the Note Payable to RIF Capital Inc.

         During the year ended March 31, 2002 the company paid $70,000 to RIF Capital Inc, its majority shareholder, as a fee for consulting services rendered.

         The above related party transactions were in the normal course of business and the amount of considerations were established and agreed to by the Company and the other party.

9. SUPPLEMENTAL CASH FLOW DISCLOSURE

         The following is additional information regarding the Consolidated Statement of Cash Flows:

         Supplemental disclosure of cash flow information:        2003         2002
                                                               ----------   ----------
  Cash paid during the year for interest                       $        9   $    5,350
  Cash paid during the year for income taxes                            0       10,328
Supplemental disclosure of non-cash financing and investing:
  Liabilities paid by issuing common stock                      1,650,000       50,000
    Shares of Kyto Pharmaceutical Inc. received
    in settlement of Notes Receivable                             500,000            0
 Distribution of Kyto Pharmaceutical Inc. shares
     to shareholders as dividend                                  500,000            0

/Continued...
                                     F - 15

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002
10. SEGMENT INFORMATION

     The following tables summaries the revenues, operating income (losses) from continuing operations and identifiable assets by geographical area.

                                                               United                    Adjustments &
                                                Canada         States          Other      Elimination    Consolidated
                                              -----------    -----------    -----------   -----------    -----------
For the year ended and as of March 31, 2003
Revenue from
  unaffiliated customers                      $         0    $    95,056    $         0   $         0    $    95,056
Revenue from
  Inter-segments                                        0              0              0             0              0
                                              -----------    -----------    -----------   -----------    -----------
Total revenue                                           0         95,056              0             0         95,056
                                              ===========    ===========    ===========   ===========    ===========
Depreciation
& Amortization                                          0              0              0             0              0
                                              ===========    ===========    ===========   ===========    ===========
Operating profit                                        0         95,056              0             0         95,056
                                              ===========    ===========    ===========   ===========    ===========
General corporate
  expenses                                              0     (1,822,500)             0             0     (1,822,500)
Interest expenses, net                                  0             (9)             0             0             (9)
Net (Loss) for the period                               0     (1,727,453)             0             0     (1,727,453)
                                              ===========    ===========    ===========   ===========    ===========
Identifiable assets                           $         0    $    98,558    $         0   $         0    $    98,558
                                              ===========    ===========    ===========   ===========    ===========

For the year ended and as of March 31, 2002
Revenue from
  unaffiliated customers                      $         0    $    39,928    $         0   $         0    $    39,928
Revenue from
  Inter-segments                                        0              0              0             0              0
                                              -----------    -----------    -----------   -----------    -----------
Total revenue                                           0         39,928              0             0         39,928
                                              ===========    ===========    ===========   ===========    ===========
Depreciation
& Amortization                                          0              0              0             0              0
                                              ===========    ===========    ===========   ===========    ===========
Operating profit                                        0         39,928              0             0         39,928
                                              ===========    ===========    ===========   ===========    ===========
General corporate
  expenses                                         (1,426)      (173,992)             0      (175,418)
Interest expenses, net                                  0         (5,350)             0             0         (5,350)
Disposal of Equity Investment                           0        518,327              0             0        518,327
                                              -----------    -----------    -----------   -----------    -----------
Net income (loss) for the period                   (1,426)       378,913              0             0        377,487
Identifiable assets
                                              ===========    ===========    ===========   -----------    -----------
Identifiable assets                           $     6,857    $ 3,239,798    $         0        (8,283)   $ 3,238,372
                                              ===========    ===========    -----------   -----------    ===========

Continued...

                        INTERUNION FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002
11      CONTINGENCIES:

From time to time the Company is exposed to claims and legal actions in the normal course of business, some of which are initiated by the Company. At March 31, 2003, management believes that any such outstanding issues will be resolved without significantly impairing the financial condition of the Company.








                                     F - 17